Exhibit 26(n)(i)

Consent of Sutherland Asbill & Brennan LLP

S.A.B. Letterhead


April 11, 2006


Board of Directors

Western Reserve Life Assurance Co. of Ohio

WRL Series Life Account

570 Carillon Parkway

St. Petersburg, Florida 33716

RE:	WRL Series Life Account
WRL Xcelerator, WRL Xcelerator Focus
and WRL Xcelerator Exec
File No. 333-107705/811-4420

To The Board of Directors:


We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the WRL Xcelerator, WRL Xcelerator Focus and WRL Xcelerator Exec Policies contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 (File No. 333-107705/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik